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                                                                    EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

             IPC HOLDINGS, LTD. REPORTS SECOND QUARTER 2003 RESULTS
                              AND DECLARES DIVIDEND

                                                                                                    Six months ended
                                                            Quarter ended June 30,                      June 30,
                                                            ----------------------                      --------
                                                           2003                2002              2003               2002
                                                           ----                ----              ----               ----
                                                        (unaudited)         (unaudited)       (unaudited)        (unaudited)
                                                             (in thousands of U.S. dollars, except for per share data)
NET INCOME                                              $     65,588       $     48,646      $    133,116       $     92,153

Adjustment for net realized (gains) losses                    (2,414)             6,658            (6,140)             7,425
                                                        ------------       ------------      ------------       ------------
NET OPERATING INCOME                                    $     63,174       $     55,304      $    126,976       $     99,578
                                                        ------------       ------------      ------------       ------------

Basic net income per common share                       $       1.36       $       1.01      $       2.76       $       1.91
Diluted net income per common share                     $       1.36       $       1.01      $       2.76       $       1.91

Net operating income per common share (diluted)         $       1.31       $       1.15      $       2.63       $       2.06

Weighted average number of common shares - basic          48,187,912         48,172,776        48,183,858         48,172,776
Weighted average number of common shares - diluted        48,281,119         48,272,420        48,270,385         48,269,061

PEMBROKE, BERMUDA, July 22, 2003. IPC Holdings, Ltd. (NASDAQ: IPCR) today reported net income for the quarter ended June 30, 2003 of $65.6 million, or $1.36 per share, compared to $48.6 million, or $1.01 per share, for the second quarter of 2002. For the six months ended June 30, 2003, net income was $133.1 million, or $2.76 per share, compared to $92.2 million, or $1.91 per share, for the corresponding period of 2002.

NON-GAAP FINANCIAL MEASURES:

In addition to the GAAP financial measures set forth, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. Net operating income is a common performance measurement which, as calculated by the Company, is net income excluding net realized gains and losses on investments. These items are excluded because they are not considered by management to be relevant indicators of the performance of or trends in our business operations, but rather of the investment and credit markets in general. Management believes that the presentation of net operating income provides useful information regarding our results of operations because it follows industry practice, is followed closely by securities analysts and rating agencies, and enables investors and securities analysts to make performance comparisons with IPC's peers in the insurance industry. This measure may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on net operating income as a non-GAAP measure in assessing IPC's overall financial performance.

RESULTS OF OPERATIONS:

Net operating income, which is net income less net realized gains and losses, was $63.2 million or $1.31 per share, for the quarter ended June 30, 2003, and $127.0 million or $2.63 per share for the six months ended June 30, 2003, compared to $55.3 million, or $1.15 per share and $99.6 million or $2.06 per share, for the corresponding three and six month periods in 2002, respectively.

President and Chief Executive Officer Jim Bryce commented: "We continue to operate and grow in a healthy and attractive environment. Despite an increase in catastrophic activity during the second quarter, our excellent results for the period are a continuation of what can be achieved through disciplined underwriting combined with a relatively low incidence of losses. We are, of course, now in the third quarter which is typically the most active in terms of catastrophes. Our underlying premium growth has been offset by a number of events which have resulted in the non-renewal of some business. Those events include the impact of the passage of the Terrorism Risk Insurance Act, the cessation of operations by some companies, and the complete restructuring of certain major reinsurance programmes by several cedants. Such events resulted in the non-renewal of over $12 million of business. Despite this, our written premiums grew by over 7% in comparison to the second quarter of 2002 without any reduction in underwriting standards that we have consistently maintained".

We wrote gross premiums of $64.6 million in the second quarter of 2003, compared to $60.1 million in the second quarter of 2002, an increase of 7.5%. We wrote business for new clients and additional business for existing clients, which partially offset business which we did not renew. In addition, we benefitted from rate increases, generally in the range of 2% to 7%, for loss-free programmes. Adjustment and reinstatement premiums were also higher in the second quarter of 2003 in comparison to the second quarter of 2002. For the six months ended June 30, 2003 we wrote gross premiums of $256.5 million, an increase of 23.8% over the $207.2 million we wrote in the first half of 2002.

We ceded premiums of $3.7 million in the quarter ended June 30, 2003, compared to $2.0 million in the second quarter of 2002. This brought the total of premiums ceded for the six months ended June 30, 2003 to $13.7 million, compared to $5.1 million for the corresponding period of 2003. The increase reflects increased cessions to our Property Catastrophe Aggregate Excess of Loss facility, as well as the increase in retrocedents' participation in our proportional reinsurance facility.

Our net premiums earned in the second quarter of 2003 were $72.3 million, compared to $56.5 million earned in the second quarter of 2002, an increase of 28.0%. The increase in our net premiums earned reflects the increase in written premiums over the past twelve months. We also benefitted from comparative increases in adjustment and reinstatement premiums in the second quarter of 2003, over the second quarter of 2002. These premiums are fully earned when written. Net earned premiums for the six months ended June 30, 2003 were $146.6 million, an increase of 42.5% compared to the $102.9 million earned in the first half of 2002.

We earned net investment income of $11.7 million in the quarter ended June 30, 2003, compared to $13.1 million in the second quarter of 2002. This brought the total for the six month periods ended June 30, 2003 and 2002, respectively, to $23.2 million and $25.0 million. This decrease is primarily due to the decline in the average yield of our investment portfolio because of lower interest rates and their impact on the reinvestment of maturing fixed income securities, offset in part by the increase in our invested assets, due to our positive operating cash flow in the period.

Net realized gains on our investments in the quarter ended June 30, 2003 were $2.4 million, compared with a net realized loss of $(6.7) million in the second quarter of 2002. Realized gains and losses fluctuate from period to period, depending on the individual securities sold, as recommended by our investment advisors. In the second quarter of 2002, we wrote down the cost basis of certain equity investments by $7.1 million, where there had been a decline in value that was considered other than temporary, in accordance with FAS 115. For the six months to June 30, 2003, net realized gains totaled $6.1 million, compared to a net realized loss of $(7.4) million for the corresponding period in 2002.

We incurred net loss and loss adjustment expenses of $11.5 million in the quarter ended June 30, 2003. This compares to $7.8 million for the second quarter of 2002. The largest losses incurred in the second quarter of 2003 arose from the hailstorms and tornadoes which struck parts of the United States in April and May of this year. Net losses for the six months ended June 30, 2003 were $22.7 million, compared to $15.4 million for the first six months of 2002. The loss ratios (ratio of losses and loss adjustment expenses to net premiums earned) were 15.9% and 15.5%, respectively, for the three and six month periods ended June 30, 2003, compared to 13.7% and 14.9% for the corresponding periods in 2002.

Our net acquisition costs, which are primarily commissions and fees paid to brokers for the production of business, were $7.1 million for the second quarter of 2003, compared to $6.4 million in the second quarter of 2002. For the six months ended June 30, 2003, acquisition costs were $14.8 million, compared to
11.4 million in the first half of 2002. These costs have increased primarily due to the increase in earned premiums, but not proportionately so, as we have written some more business where brokerage is not deducted.

General and administrative expenses totaled $4.5 million in the second quarter of 2003, compared to $3.6 million in the second quarter of 2002. For the six month period ended June 30, 2003, general and administrative expenses were $8.9 million, compared to $6.4 million in the first half of 2002. A significant component of these expenses are administrative service fees, which are based on a percentage of premiums earned, and have therefore increased accordingly. Other expenses which have increased in 2003 compared to 2002 include salaries and benefits, which now include the impact of expensing stock grants and stock options granted to certain officers in January 2003, fees incurred in connection with the renewal of our revolving credit facility and fees paid to auditors and lawyers because of increased corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as the increased cost of Directors and Officers liability insurance. Our expense ratio, which is the ratio of acquisition costs plus general and administrative expenses to premiums earned, was 16.1% for the second quarter of 2003, compared to 17.7% for the second quarter of 2002. For the six month periods ended June 30, 2003 and 2002, respectively, our expense ratios were 16.2% and 17.4%. The expense ratios have decreased because of the increase in earned premiums in the quarter and six month periods respectively.

Total assets at June 30, 2003 were $1,737.6 million, an increase of 17.9% over total assets at December 31, 2002. At June 30, 2003 total shareholders' equity was $1,444.5 million, compared to $1,291.5 million at December 31, 2002, an increase of 11.9%.

On June 30, 2003 IPCRe's five-year revolving credit facility in the amount of $150 million expired. It was replaced on July 1, 2003 with a new three-year facility in the amount of $200 million, provided by a syndicate of banks jointly led by Bank One N.A. and Citibank. The terms and conditions are substantially the same as the expiring facility, although covenants with respect to dividends and minimum net worth have been amended.

On July 22, 2003 the Board of Directors declared a quarterly dividend of $0.20 per share, payable on September 18, 2003, to shareholders of record on September 2, 2003. This 25% increase in the quarterly dividend reflects our exceptionally strong earnings and positive operating cash flows which we have generated over the last seven successive quarters.

Our management will be holding a conference call to discuss these results at
8.30 a.m. Eastern time tomorrow, July 23, 2003. This conference call will be broadcast simultaneously on the internet at www.videonewswire.com/IPCR/072303, or from our website at www.ipcre.bm, and a replay of the call will also be available at this site from 10.30 a.m. Eastern time until 12.00 midnight Eastern time on Saturday, July 26, 2003.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition, including but not limited to expectations regarding market cycles, renewals and our ability to increase written premium volume and improve profit margins, market conditions, the impact of current market conditions and trends on future periods, the impact of our business strategy on our results, trends in pricing and claims and the insurance and reinsurance market response to catastrophic events. Some forward-looking statements may be identified by our use of terms such as "believes," "anticipates," "intends," or "expects" and relate to our plans and objectives for future operations. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. We do not intend, and are under no obligation, to update any forward-looking statement contained in this press release. The largest single factor in our results has been and will continue to be the severity or frequency of catastrophic events, which is inherently unpredictable. Numerous factors could cause our actual results to differ materially from those in the forward-looking statements, including, but not limited to, the following: (i) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our estimates; (ii) any lowering or loss of one of the financial ratings of our wholly owned subsidiary, IPCRe Limited; (iii) a decrease in the level of demand for property catastrophe reinsurance, or increased competition owing to increased capacity of property catastrophe reinsurers; (iv) the effect of competition on market trends and pricing; (v) the adequacy of our loss reserves; (vi) loss of our non-admitted status in United States jurisdictions or the passage of federal or state legislation subjecting us to supervision or regulation in the United States; (vii) challenges by insurance regulators in the United States to our claim of exemption from insurance regulation under current laws; (viii) a contention by the United States Internal Revenue Service that we are engaged in the conduct of a trade or business within the U.S.; (ix) loss of services of any one of our executive officers; (x) changes in interest rates and/or equity values in the United States of America and elsewhere; or (xi) changes in exchange rates and greater than expected currency exposure.

IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.

      CONTACT:    JIM BRYCE, PRESIDENT AND CHIEF EXECUTIVE OFFICER OR
                  JOHN WEALE, SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER

                  TELEPHONE:        441-298-5100

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

 (Expressed in thousands of United States dollars, except for per share amounts)
--------------------------------------------------------------------------------

                                                              As of            As of
                                                          June 30, 2003   December 31, 2002
                                                          -------------   -----------------
ASSETS:                                                    (unaudited)        (audited)
Fixed maturity investments:
   Available for sale, at fair value                       $ 1,233,552       $ 1,153,609
Equity investments, available for sale, at fair value          273,511           216,897
Cash and cash equivalents                                       28,322            16,656
Reinsurance premiums receivable                                146,114            50,328
Deferred premiums ceded                                          7,322               819
Losses and loss adjustment expenses recoverable                  2,369               405
Accrued investment income                                       22,120            24,163
Deferred acquisition costs                                      16,320             6,095
Prepaid expenses and other assets                                7,939             5,003
                                                           -----------       -----------
                                                           $ 1,737,569       $ 1,473,975
                                                           ===========       ===========

LIABILITIES:

Reserve for losses and loss adjustment expenses            $   112,149       $   119,355
Unearned premiums                                              154,591            51,902
Reinsurance premiums payable                                     9,400             1,555
Deferred fees and commissions                                    2,817               127
Investments pending settlement                                   2,477                 0
Accounts payable and accrued liabilities                        11,641             9,553
                                                           -----------       -----------
                                                               293,075           182,492
                                                           -----------       -----------

SHAREHOLDERS' EQUITY:

Share capital (Common shares outstanding, par value
U.S.$0.01)                                                         482               482
Additional paid-in capital                                     848,948           846,397
Deferred stock grant compensation                               (1,753)                0
Retained earnings                                              521,733           404,345
Accumulated other comprehensive income                          75,084            40,259
                                                           -----------       -----------
                                                             1,444,494         1,291,483
                                                           -----------       -----------
                                                           -----------       -----------
                                                           $ 1,737,569       $ 1,473,975
                                                           ===========       ===========
    Diluted book value per common share                    $     29.91       $     26.75
    (shareholders' equity divided by shares
    outstanding and equivalents)

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

 (Expressed in thousands of United States dollars, except for per share amounts)

                                                  Quarter ended June 30,          Six months ended June 30,
                                                  ----------------------          -------------------------
                                                  2003             2002             2003             2002
                                                  ----             ----             ----             ----
REVENUES:                                      (unaudited)      (unaudited)      (unaudited)      (unaudited)
Gross premiums written                          $  64,598        $  60,110        $ 256,450        $ 207,158
Premiums ceded                                     (3,702)          (2,029)         (13,681)          (5,069)
                                                ---------        ---------        ---------        ---------
Net premiums written                               60,896           58,081          242,769          202,089
Change in unearned premium reserve, net            11,387           (1,603)         (96,186)         (99,200)
                                                ---------        ---------        ---------        ---------
Net premiums earned                                72,283           56,478          146,583          102,889
Net investment income                              11,723           13,075           23,248           24,957
Net realized gains (losses) on investments          2,414           (6,658)           6,140           (7,425)
Other income                                          878              854            1,544            2,261
                                                ---------        ---------        ---------        ---------
                                                   87,298           63,749          177,515          122,682
                                                ---------        ---------        ---------        ---------

EXPENSES:

Net losses and loss adjustment expenses            11,516            7,765           22,672           15,372
Net acquisition costs                               7,096            6,421           14,819           11,465
General and administrative expenses                 4,540            3,555            8,905            6,412
Net exchange (gain) loss                           (1,442)          (2,638)          (1,997)          (2,720)
                                                ---------        ---------        ---------        ---------
                                                   21,710           15,103           44,399           30,529
                                                ---------        ---------        ---------        ---------
                                                ---------        ---------        ---------        ---------
NET INCOME                                      $  65,588        $  48,646        $ 133,116        $  92,153
                                                =========        =========        =========        =========

Loss and loss expense ratio (1)                      15.9%            13.7%            15.5%            14.9%
Expense ratio (2)                                    16.1%            17.7%            16.2%            17.4%
Combined ratio (1 + 2)                               32.0%            31.4%            31.7%            32.3%